EXHIBIT 10.1

Named Executive Officer Salary and Bonus Arrangements for 2011

Base Salaries

The base salaries for 2011 for the executive officers (the "named executive officers") of Southern Missouri Bancorp, Inc. (the "Company") who will be named in the compensation table that will appear in the Company's upcoming 2011 Annual Meeting proxy statement are as follows:

Name and Title	Base Salary
Greg A. Steffens President and Chief Executive Officer, Southern Missouri Bancorp, Inc., and Southern Bank	$230,000
Matthew T. Funke Chief Financial Officer, Southern Missouri Bancorp, Inc., and Southern Bank	$125,000
Kimberly A. Capps Chief Operations Officer, Southern Missouri Bancorp., Inc. and Southern Bank	$120,000
William D. Hribovsek Chief Lending Officer, Southern Missouri Bancorp., Inc. and Southern Bank	$160,000
Lora L. Daves Chief of Credit Administration, Southern Missouri Bancorp., Inc. and Southern Bank	$112,500

Description of 2011 Bonus Arrangement

The Company has no formal, written incentive bonus plan for executive management; however, the compensation committee does have written guidelines regarding bonus payments. The guidelines indicate that the amount of bonus available for award to executive management should be predicated on the Company's performance in meeting various goals, including return on equity, growth in earnings per share, efficiency and control of non-interest expense, and diversification of revenues. Officers outside of executive management (including market area presidents) generally participate in a bonus program that conditions awards upon reaching employee and branch goals regarding loan and deposit growth, and overall company profitability.

Additional information about the 2011 bonus compensation is incorporated herein by reference from the Company's definitive proxy statement for its Annual Meeting of Stockholders to be held in October 2011,  except for information contained under the heading "Report of the Audit Committee," a copy of which will be filed not later than 120 days after the close of the fiscal year.